SCHEDULE 14C INFORMATION

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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GuideStone Funds

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GUIDESTONE FUNDS

Growth Equity Fund

5005 Lyndon B. Johnson Freeway

Suite 2200

Dallas, Texas 75244-6152

INFORMATION STATEMENT

October 11, 2022

Dear Shareholder:

The enclosed Information Statement discusses an action that has been taken with respect to the Growth Equity Fund (the “Fund”), a series of GuideStone Funds (the “Trust”).

The Board of Trustees of the Trust (the “Board”) and GuideStone Financial Resources of the Southern Baptist Convention, as majority shareholder of the Trust, have approved a modification to the fundamental investment policy regarding the change in the Fund’s subclassification status from diversified to non-diversified.

We are not asking you for a proxy, and you are requested not to send us a proxy. If you have any questions, please call 1-888-GS-FUNDS (1-888-473-8637), and we will be glad to assist you. Thank you for your continued support of GuideStone Funds.

Very truly yours,

/s/ John R. Jones
John R. Jones
President

GUIDESTONE FUNDS

Growth Equity Fund

5005 Lyndon B. Johnson Freeway

Suite 2200

Dallas, Texas 75244-6152

INFORMATION STATEMENT

Important Notice Regarding the

Availability of Information Statement

The Information Statement is available at GuideStoneFunds.com/Fund-Literature.

October 11, 2022

This document is an Information Statement for shareholders of the Growth Equity Fund (the “Fund”), a series of GuideStone Funds (the “Trust”).

GuideStone Capital Management, LLC (the “Adviser”) serves as the investment adviser to the Trust and is located at 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152. The Trust’s principal underwriter is Foreside Funds Distributors LLC, whose principal office is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. BNY Mellon Investment Servicing (US) Inc. serves as the Trust’s transfer agent and is located at 103 Bellevue Parkway, Wilmington, Delaware 19809. The Northern Trust Company serves as the Trust’s administration and fund accounting agent and is located at 333 South Wabash Avenue, Chicago, Illinois 60604. This Information Statement will be mailed on or about October 11, 2022, to the shareholders of record of the Fund as of September 30, 2022 (the “Record Date”).

The Trust has obtained the written consent, in lieu of holding a vote at a shareholder meeting, to amend one of the Fund’s fundamental investment policies to change its subclassification status from diversified to non-diversified, effective November 1, 2022. As described in the Fund’s prospectus, GuideStone Financial Resources of the Southern Baptist Convention (“GuideStone Financial Resources”) at all times directly or indirectly owns, controls or holds with power to vote at least 60% of the outstanding shares of the Trust. The Fund will refuse to accept any investment that would result in a change of such control. In addition, GuideStone Financial Resources, as of the date of its approval, directly or indirectly owned, controlled or held with power to vote at least 60% of the Fund’s shares. This means that GuideStone Financial Resources, which is an affiliate of the Adviser, controls the vote on any matter that requires the approval of a majority of the outstanding shares of the Trust. Therefore, in accordance with the Trust’s governing documents, the change to the Fund’s fundamental investment policy regarding its subclassification status has been approved by shareholders.

This Information Statement is provided solely for information purposes. This is not a proxy statement. We are not asking you for a proxy, and you are requested not to send us a proxy.

The Fund will bear the expenses incurred in connection with preparing this Information Statement. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended.

You may obtain a copy of the Trust’s annual report to shareholders and the most recent semi-annual report, free of charge, by writing to the Trust at 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152, by calling toll free at 1-888-GS-FUNDS (1-888-473-8637) or by going to the website at GuideStoneFunds.com.

As of the record date, there were issued and outstanding 31,868,747.787 shares of the Institutional Class and 31,628,782.490 shares of the Investor Class of the Fund. Appendix A lists the shareholders who owned beneficially or of record more than 5% of the shares of each class of the Fund as of the Record Date. To the knowledge of the Adviser, executive officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of each class of the Fund as of the Record Date.

I.	Change to the Fund’s Fundamental Investment Policy With Respect to Its Subclassification Status

A. Overview

On September 23, 2022, the Board, including all of the Trustees who are not “interested persons” of the Trust (“Independent Trustees”), as the term “interested person” is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), advised by independent legal counsel, considered and unanimously approved the Adviser’s proposal to modify the Fund’s fundamental investment policy to change its subclassification status from diversified to non-diversified. In addition, GuideStone Financial Resources, as majority shareholder of the Trust, approved by written consent this change to the Fund’s fundamental investment policy.

B. Summary of Change to the Fundamental Investment Policy

Effective November 1, 2022, the Fund’s fundamental investment policy with respect to its subclassification status will change from diversified to non-diversified. Under Section 5(b) of the 1940 Act, for a fund to qualify as diversified, individual positions larger than 5% of a fund’s total assets cannot amount to more than 25% of the total assets in the fund in aggregate at the time of purchase. Due to the strong performance of growth-oriented stocks in general (and technology stocks more specifically), the Fund’s benchmark index, the Russell 1000® Growth Index, has become increasingly concentrated. Per the 1940 Act’s definition, the benchmark index would be considered non-diversified, with over 35% in four companies that are each greater than 5% of the index. As such, the Adviser recommended a change in the Fund’s subclassification status from diversified to non-diversified in order to allow flexibility with respect to the Fund’s investments relative to the benchmark index. The Adviser believes the subclassification change is in the best interests of the Fund and its shareholders. The following is the modified fundamental investment policy with the new language reflected in bold:

The funds may not:

Except for the Growth Equity Fund, with respect to 75% of a Fund’s total assets, purchase securities of any one issuer if, as a result, (a) more than 5% of the Fund’s total assets would be invested in the securities of that issuer; or (b) the Fund would hold more than 10% of the outstanding voting securities of that issuer; except, with respect to each of the Equity Index Fund, Value Equity Index Fund, Growth Equity Index Fund and International Equity Index Fund only, as may be necessary to approximate the composition of its target index. Up to 25% of the Fund’s total assets may be invested without regard to this limitation, and this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies and instrumentalities or to securities issued by other investment companies. The Money Market Fund is further subject to the diversification requirements of Rule 2a-7 under the 1940 Act.

II.	Additional Information

Portfolio Transactions.    To the extent permitted by law and in accordance with procedures established by the Board, the Fund may engage in brokerage transactions with brokers that are affiliates of the Adviser or the Fund’s sub-advisers, with brokers who are affiliates of such brokers or with unaffiliated brokers who trade or clear through affiliates of the Adviser or the Fund’s sub-advisers. For the fiscal year ended December 31, 2021, the Fund did not engage in affiliated brokerage transactions.

Shareholder Communications.    The Board has provided for a process by which shareholders may send communications to the Board. If a shareholder wishes to send a communication to the Board, or to a specified Trustee, the communication should be submitted in writing to Melanie Childers, Vice President – Fund Operations and Secretary, GuideStone Funds, 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152, who will forward such communication to the Trustee(s).

Multiple Shareholders in a Household.    If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement (the “Materials”), unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of the Materials, the Fund will deliver promptly a separate copy of the Materials to you upon written or oral request. To receive a separate copy of the Materials, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact the Trust by writing to the Trust at 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152 or by calling 1-888-GS-FUNDS (1-888-473- 8637). If you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Trust at the telephone number or address stated above.

By Order of the Board of Trustees,

/s/ Melanie Childers
Melanie Childers
Vice President – Fund Operations and
Secretary of the Trust

October 11, 2022

APPENDIX A

SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD

MORE THAN 5% OF GUIDESTONE FUNDS

Name of Fund	Shareholder Name and Address	Number and Percentage of Shares Beneficially Owned as of September 30, 2022 (Percentage of shares owned rounded to the nearest whole percentage)
Growth Equity Fund Investor Class	GuideStone Church Retirement Plan PO Box 819109 Dallas, TX 75381-9109	22,129,539.474	70%
Growth Equity Fund Investor Class	GuideStone 403(b)(9) Employer Plan PO Box 819109 Dallas, TX 75381-9109	5,991,981.697	19%
Growth Equity Fund Institutional Class	GuideStone Financial Resources Aggressive Allocation Fund PO Box 819109 Dallas, TX 75381-9109	8,750,384.064	27%
Growth Equity Fund Institutional Class	GuideStone 403(b)(9) Employer Plan PO Box 819109 Dallas, TX 75381-9109	8,317,842.106	26%
Growth Equity Fund Institutional Class	GuideStone Financial Resources Growth Allocation Fund PO Box 819109 Dallas, TX 75381-9109	6,527,088.522	20%
Growth Equity Fund Institutional Class	GuideStone Financial Resources Balanced Allocation Fund PO Box 819109 Dallas, TX 75381-9109	4,821,132.214	15%

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